UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 27, 2020

Pennsylvania Real Estate Investment Trust

(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	1-6300	23-6216339
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

One Commerce Square 2005 Market Street, Suite 1000 Philadelphia, Pennsylvania	19103
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 875-0700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Shares of Beneficial Interest, par value $1.00 per share	PEI	New York Stock Exchange
Series B Preferred Shares, par value $0.01 per share	PEIPrB	New York Stock Exchange
Series C Preferred Shares, par value $0.01 per share	PEIPrC	New York Stock Exchange
Series D Preferred Shares, par value $0.01 per share	PEIPrD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On July 27, 2020, Pennsylvania Real Estate Investment Trust (“PREIT”), PREIT Associates, L.P. and PREIT-RUBIN, Inc. (collectively with PREIT and PREIT Associates, L.P., the “Borrower”) entered into (a) a Seventh Amendment to Seven-Year Term Loan (the “7-Year Term Loan Amendment”), which amends that certain Seven-Year Term Loan Agreement, dated January 8, 2014 (as amended, the “7-Year Term Loan”) with Wells Fargo Bank, National Association and the other financial institutions signatory thereto and (b) a Second Amendment to Amended and Restated Credit Agreement (the “2018 Credit Agreement Amendment” and, together with the 7-Year Term Loan Amendment, the “Loan Amendments”), which amends that certain Amended and Restated Credit Agreement, dated May 24, 2018 (as amended, the “2018 Credit Agreement” and together with the 7-Year Term Loan, the “Loan Agreements”) with Wells Fargo Bank, National Association and the other financial institutions signatory thereto.

The primary purpose of the Loan Amendments is to suspend certain debt covenants from June 30, 2020 until August 31, 2020 and to reduce the minimum liquidity requirements under the Loan Agreements. The Borrower is engaged in ongoing discussions with its lenders to finalize the terms of a secured term loan (the “2020 Term Loan”), as well as to further amend the 7-Year Term Loan and 2018 Credit Agreement in an effort to ensure the Borrower’s continued compliance with the obligations thereunder and permit additional financing. The debt covenant suspension period in the Loan Amendments will be extended to September 30, 2020 if, prior to August 31, 2020, the 2020 Term Loan has become effective and a non-binding term sheet has been agreed upon for further amendments to the 7-Year Term Loan and 2018 Credit Agreement, provided that the Borrower continues to work in good faith to close such further amendments.

The Loan Amendments

Among other things, each of the 7-Year Term Loan Amendment and the 2018 Credit Agreement Amendment:

(i) modifies certain definitions, including Capital Event, Net Cash Proceeds and Permitted Liens, and modifies the definition of Permitted Indebtedness to include, among other things, indebtedness incurred pursuant to the 2020 Term Loan;

(ii) suspends, beginning on and including June 30, 2020 until but excluding August 31, 2020, the financial covenants related to: (x) the Ratio of Total Liabilities to Gross Asset Value, (y) the Ratio of Adjusted EBITDA to Fixed Charges, and (z) Unencumbered Debt Yield;

(iii) provides that the suspension period of the financial covenants described in (ii) above will extend until September 30, 2020 (such period, including as and if extended, the “Suspension Period”) if, prior to August 31, 2020, the 2020 Term Loan has become effective and a non-binding term sheet for an amendment to the Loan Agreements has been agreed to, provided that the Borrower continues to work in good faith to close the amendment contemplated by the term sheet;

(iv) during the Suspension Period, reduces the minimum liquidity requirement from $25,000,000 to $8,500,000 and provides that following the closing of the 2020 Term Loan, the Borrower may include the undrawn availability under the 2020 Term Loan (to the extent available) as cash liquidity for the purposes of calculating compliance with the minimum liquidity requirement in the Loan Agreements;

(v) during the Suspension Period, adds a covenant restricting the Borrower and Guarantors from taking any action (or omitting from taking any action) where such action would be otherwise prohibited to be taken or omitted during the existence of a Default or Event of Default, including but not limited to: (x) making Restricted Payments except as expressly permitted by the Loan Agreements, (y) creating, assuming or incurring any Lien (other than Permitted Liens) upon any of its assets, income or profits, and (z) engaging in certain transactions regarding mergers, acquisitions and sales of assets unless expressly permitted by the Loan Agreements;

(vi) during the Suspension Period, eliminates the right of the Borrower and Guarantors to consent or approve of any matter which requires that no Default or Event of Default then exist;

(vii) during the Suspension Period, eliminates the right of PREIT-RUBIN, Inc. to request that it be released as a Borrower under the 7-Year Term Loan;

(viii) provides that an event of default under the 2020 Term Loan will be an Event of Default under the Loan Agreements; and

(ix) during the Suspension Period, modifies the applicable margin for LIBOR based loans such that the rate determined by adding LIBOR and the applicable margin for LIBOR based loans will be increased (but not decreased) to equal the rate determined by adding base rate and the applicable margin for base rate loans on the date of conversion or continuation of any LIBOR loan.

Additionally, the 2018 Credit Agreement Amendment permanently terminates the Revolving Commitments (as defined in the 2018 Credit Agreement) under the 2018 Credit Agreement.

Each of the 7-Year Term Loan and the 2018 Credit Agreement contains other affirmative and negative covenants customarily found in facilities of its type that remain unchanged under the Loan Amendments and are described in PREIT’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020. All capitalized terms used above in this Current Report on Form 8-K and not otherwise defined herein have the meanings ascribed to such terms in the 7-Year Term Loan or the 2018 Credit Agreement (as applicable). The description above is qualified in its entirety by reference to the 7-Year Term Loan Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and to the 2018 Credit Agreement Amendment, which is filed as Exhibit 10.2 to this Current Report on Form 8-K.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference to this Item 2.03.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference to this Item 3.03.

Pursuant to the Loan Amendments, during the Suspension Period, the Borrower and Guarantors are prohibited from taking any action (or omitting from taking any action) where such action would be otherwise prohibited to be taken or omitted during the existence of a Default or Event of Default, including making Restricted Payments (except as expressly permitted by the Loan Agreements).

Restricted Payments under the Loan Agreements include cash dividends with respect to PREIT shares, subject to exception for amounts required to be distributed for PREIT to maintain its status as a REIT. As such, the Loan Amendments restrict PREIT’s ability to declare and pay dividends on its common shares and preferred shares for the duration of the Suspension Period.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Loan Amendments, Joseph F. Coradino, PREIT’s Chairman and Chief Executive Officer, and Mario C. Ventresca, Jr., PREIT’s Executive Vice President and Chief Financial Officer, have each agreed to a temporary 25% base salary reduction for the period from July 27, 2020 to September 30, 2020. On July 31, 2020, the Executive Compensation and Human Resources Committee of the Board of Trustees approved the temporary salary reduction, with effect from July 27, 2020 through September 30, 2020.

Forward Looking Statements

This current report contains certain forward-looking statements that can be identified by the use of words such as “anticipate,” “believe,” “estimate,” “expect,” “project,” “intend,” “may” or similar expressions. Forward-looking statements relate to expectations, beliefs, projections, future plans, strategies, anticipated events, trends and other matters that are not historical facts. These forward-looking statements reflect our current views about future events, achievements and results and are subject to risks, uncertainties and changes in circumstances that might cause future events, achievements or results to differ materially from those expressed or implied by the forward-looking statements. Such factors include those discussed herein, and in the sections entitled “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019 and in our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020. We do not intend to update or revise any forward-looking statements to reflect new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Seventh Amendment to Seven-Year Term Loan Agreement dated as of January 8, 2014, as amended, by and among PREIT Associates, L.P., PREIT-RUBIN, Inc., Pennsylvania Real Estate Investment Trust, and the financial institutions party thereto, dated as of July 27, 2020.

10.2	Second Amendment to Amended and Restated Credit Agreement dated as of May 24, 2018, by and among PREIT Associates, L.P., PREIT-RUBIN, Inc., Pennsylvania Real Estate Investment Trust, and the financial institutions party thereto, dated as of July 27, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

Date: July 31, 2020	By:	/s/ Lisa M. Most
Lisa M. Most
Executive Vice President, Secretary and General Counsel